UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 7, 2010
Ingram Micro Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-12203	62-1644402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1600 E. St. Andrew Place, Santa Ana, CA 92705
(Address of Principal Executive Offices and Zip Code)
(714) 566-1000
(Registrant’s Telephone Number, including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
Item 8.01 Other Events.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
EX-10.1
EX-10.2

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
Adoption of Ingram Micro Inc. Change in Control Policy
     On September 7, 2010, the Human Resources Committee of the Board of Directors (the “Committee”) of Ingram Micro Inc. (the “Company”) adopted the Company’s Change in Control Policy (the “CIC Policy”). The CIC Policy is intended to provide eligible officers of the Company with reasonable financial security in their employment and position with the Company, without distraction from uncertainties regarding their employment created by the possibility of a potential or actual change in control of the Company.
     The CIC Policy applies to each officer of the Company who is designated by the Committee, in its discretion, to participate therein (the “Participant”). The Committee may add or remove a Participant at any time upon written notice, except that any removal will not be effective until the first anniversary following the date on which such notice was delivered. The Committee designated the Company’s eleven executive officers, including each of the Company’s named executive officers, as Participants under the CIC Policy.
     A Participant is entitled to benefits under the CIC Policy in the event of a termination of the Participant’s employment with the Company by the Company without “Cause” or by the Participant for “Good Reason” either (a) within 24 months after the effective date of a “Change in Control” (as such terms are defined in the CIC Policy) or (b) during the period commencing on the execution of a letter of intent or definitive agreement that results in the consummation of a Change in Control within 6 months after the execution of such letter or agreement and ending on the date that the Change in Control occurs (a “Qualifying Termination”).
     In the event of a Qualifying Termination, a Participant will receive a lump sum cash payment equal to: (i) a multiple (which is 2.0 for the chief executive officer and 1.5 for all other Participants) times the sum of the Participant’s base salary and target annual bonus, and the annualized cost of the Company-sponsored medical, dental and vision insurance benefits for the Participant and his or her enrolled dependents, and (ii) a pro rata portion of the Participant’s target annual bonus for the fiscal year in which the termination occurs, payable within 15 days after the later of the date of the Participant’s separation from service or the effective date of the Change in Control. A Participant’s right to receive this payment is subject to his or her execution and non-revocation of a general release of claims against the Company. In addition, the Company will provide a Participant with outplacement benefits of up to $20,000 for up to one year following the Qualifying Termination.
     In addition, immediately prior to the consummation of a Change in Control, each stock option, restricted stock unit, restricted stock unit award and long-term cash award granted by the Company to a Participant will become fully vested and all forfeiture restrictions shall lapse and any performance targets shall be treated as satisfied, in the event that such award is not assumed or substituted with an equivalent award by the successor corporation in the Change in Control. If the Participant incurs a Qualifying Termination, each stock option, restricted stock unit, restricted stock unit award and long-term cash award that is assumed or substituted with an equivalent award by the successor corporation in a Change in Control shall become fully vested and all forfeiture restrictions shall lapse and any performance targets shall be treated as satisfied, and with respect to any stock options, such stock options will generally remain outstanding and exercisable for up to two years following the Qualifying Termination.
     A Participant’s participation in the Company’s retirement plans and deferred compensation plans on the date of his or her termination of employment will cease on the date of termination of employment and the distribution of benefits thereunder will be made in accordance with the terms of such plans.
     If a Participant is entitled to a payment or benefit whether payable under the CIC Policy or any other plan, arrangement or agreement with the Company that is subject to the excise tax imposed on certain so-called “excess parachute payments” under Section 4999 of the Internal Revenue Code of 1986, as amended, such payment or benefit will be reduced to the maximum amount that may be paid without being subject to such excise tax, but only if the after-tax benefit of the reduced amount is greater than the after-tax benefit of the unreduced amount.
     The above summary is qualified by reference to the text of the CIC Policy that is filed herewith as Exhibit 10.1 and incorporated herein by reference.
Amendment of Ingram Micro Inc. Executive Officer Severance Policy
     On September 7, 2010, the Committee amended the Company’s Executive Officer Severance Policy (the “Severance Policy”), which applies to certain executive officers of the Company, including each of the Company’s named executive officers.
     The Severance Policy currently provides for a cash severance payment of the greater of: (a) the sum of the executive officer’s annualized base salary and target annual bonus in effect on the date of a qualifying termination of employment with the Company (the “Effective Date”), or (b) the product of 1/12th, times the sum of (i) the executive officer’s base salary on the Effective Date, and (ii) the executive officer’s target annual bonus on the Effective Date, multiplied by the number of the executive officer’s full years of employment with the Company. The Severance Policy was amended to limit this benefit to a multiple of the executive officer’s base salary and target annual bonus as in effect on the date of a qualifying termination of employment with the Company. In the case of the Company’s Chief Executive Officer the multiple is 2.0, and in the case of all other eligible executive officers, the multiple is 1.5.
     In addition, pursuant to the amended Severance Policy, the Company will pay 100% of the premiums for the continuation of the Company-sponsored health and welfare benefits on behalf of the participant and his or her dependents generally for a period of between 12 and 18 months following a qualifying termination of employment, based on the participant’s number of full years of employment with the Company. Prior to the amendment, the Severance Policy provided participants with continued health and welfare benefits for a period of 12 months following a qualifying termination of employment which were paid by the participant at a cost equal to 100% of the Company’s premium rate.
     The Severance Policy was further amended to prevent any duplication of eligible benefits between the CIC Policy and the Severance Policy and to include a provision for arbitration under the rules of the American Arbitration Association.
     The above summary is qualified by reference to the text of the Severance Policy that is filed herewith as Exhibit 10.2 and incorporated herein by reference.

Item 8.01	Other Events.
Board of Directors Committee Appointment
On September 7, 2010, the Board of Directors also appointed Scott McGregor, elected as a member of the Board of Directors of the Company on June 25, 2010, to serve as a member of the Audit and Human Resources Committees of the Board of Directors of the Company.

Item 9.01.	Financial Statements and Exhibits.
     (a) Not applicable.
     (b) Not applicable.
     (c) Not applicable.
     (d) Exhibits
     The following exhibit is filed herewith.

Exhibit No.	Description

10.1	Ingram Micro Inc. Change in Control Policy dated September 7, 2010
10.2	Ingram Micro Inc. Executive Officer Severance Policy, as amended on September 7, 2010

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGRAM MICRO INC.
Date: September 9, 2010	By:	/s/ Larry C. Boyd
		Name:	Larry C. Boyd
		Title:	Executive Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Ingram Micro Inc. Change in Control Policy dated September 7, 2010
10.2	Ingram Micro Inc. Executive Officer Severance Policy, as amended on September 7, 2010